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                                                               EXHIBIT NO. 99.10

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Post-Effective Amendment No. 27 to Registration No. 33-37615 on Form N-1A of our reports dated August 23, 2006, relating to the financial statements and financial highlights of MFS Institutional International Equity Fund, MFS Institutional International Research Equity Fund, MFS Institutional Large Cap Growth Fund and MFS Institutional Large Cap Value Fund, each a series of MFS Institutional Trust, appearing in the Annual Reports on Form N-CSR of MFS Institutional Trust, for the year ended June 30, 2006, and to the references to us under the headings "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm and Financial Statements" in the Statement of Additional Information, each of which are part of such Registration Statement.

DELOITTE & TOUCHE LLP
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Deloitte & Touche LLP

Boston, Massachusetts
August 24, 2006